UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2018

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Blount Avenue, Knoxville, Tennessee 37920

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 28, 2018, Regal Entertainment Group, a Delaware corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2017, by and among the Company, Cineworld Group plc, a public limited company incorporated in England and Wales (“Cineworld”), Crown Intermediate Holdco, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cineworld (“US Holdco”), and Crown Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Cineworld (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of the Company’s Class A common stock and Class B common stock (the “Common Stock” and each, a “Share”), that was issued and outstanding on February 28, 2018 (other than Shares held in the treasury of the Company or owned by the Company, any subsidiary of the Company, Cineworld, US Holdco, Merger Sub or any other subsidiary of Cineworld immediately prior to the Effective Time (all of which were cancelled) and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $23.00 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 28, 2018, the Merger was consummated and, in accordance with the Merger Agreement, each Share that was issued and outstanding on February 28, 2018 (other than Shares held in the treasury of the Company or owned by the Company, any subsidiary of the Company, Cineworld, US Holdco, Merger Sub or any other subsidiary of Cineworld immediately prior to the Effective Time (all of which were cancelled) and Shares held by holders who have properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive the Merger Consideration.  At the Effective Time, each outstanding and unvested Company restricted share automatically became fully vested and was cancelled and converted into the right to receive the Merger Consideration.  In addition, each outstanding and unvested Company performance share award vested with respect to the target number of Shares that could be earned thereunder and automatically was cancelled and converted into the right to receive an amount of cash equal to the sum of (i) the product of the target number of Shares then underlying such Company performance share award multiplied by the Merger Consideration and (ii) the dividends paid with respect to the target number of Shares then underlying such Company performance share award from the grant date to the Effective Time.

The aggregate consideration paid by Cineworld in the Merger was approximately $3.6 billion, excluding related transaction fees and expenses and repayment of certain Company indebtedness.  Cineworld funded the payment of the aggregate consideration through (i) a rights offering entitling shareholders of Cineworld to subscribe for new ordinary shares of Cineworld underwritten by HSBC Bank plc (“HSBC”), Barclays Bank plc (“Barclays”) and Investec Bank plc, (ii) debt financing by HSBC, Barclays and other lenders and (iii) cash and cash equivalents held by Cineworld and its subsidiaries and the Company at Closing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2017 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified The New York Stock Exchange (“NYSE”) on February 28, 2018 of the consummation of the Merger.  Trading in the Common Stock will be suspended prior to the open of trading on March 1, 2018.  The Company also requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Pursuant to the Merger Agreement, as of the Effective Time, each of Thomas D. Bell, Jr., Charles E. Brymer, Michael L. Campbell, Stephen A. Kaplan, David H. Keyte, Amy E. Miles, Lee M. Thomas, Jack Tyrrell and Alex Yemenidjian resigned as directors of the board of directors of the Company (the “Company Board”) and any subsidiary of the Company (a “Subsidiary Board”) on which such directors served and from all committees of the Company Board and any Subsidiary Board on which such directors served.  At the Effective Time, the size of the Company Board was reduced to three directors, consisting of the individuals set forth below.  There are no family relationships among any director, executive officer or any person nominated or chosen by the Company to become a director.

1. Nisan Cohen

Nisan Cohen, 44, will also be serving, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the Company’s President and Chief Executive Officer.  Prior to the Effective Time, Mr. Cohen did not have any affiliation with the Company.

Mr. Cohen has been the Chief Financial Officer of Cineworld, and a member of its Board, since January 2017, and has been part of the Cineworld group since 2001.  In the past few years, Mr. Cohen served as the Vice President of Finance of Cineworld, beginning in 2014, and then as its Deputy Chief Financial Officer, from 2016 to 2017.  As Vice President of Finance, Mr. Cohen led the integration of the finance teams in the Cineworld group across nine countries after the combination of Cineworld with Cinema City International N.V. Previously, Mr. Cohen worked for 13 years at Cinema City International NV, latterly as Deputy Chief Financial Officer, before its combination with Cineworld.  Mr. Cohen is a member of The Institute of Certified Public Accountants in Israel.  Mr. Cohen has extensive experience with the operations of a large theater exhibitor, as well as familiarity with financial and accounting matters.

2. Vincent Fusco

Vincent Fusco, 48, will be also be serving, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the Company’s Senior Vice President, Chief Financial Officer and Treasurer.  Previously, Mr. Fusco had been the Vice President, Controller for the Company since 2002, when he joined the Company as part of the merger of three theatre circuits - United Artists Theatre Circuit, Edwards Theatres and Regal Cinemas - to form the Company and complete an initial public offering.  Prior to joining the Company, Mr. Fusco was the Vice President, Controller for United Artists Theatre Circuit in Denver, Colorado from January 1999 to May 2002, and served as Director of Internal Audit for United Artists from August 1994 to January 1999.

Mr. Fusco graduated from Drexel University in Philadelphia, Pennsylvania where he earned a Bachelor of Science degree in Accounting and Finance.  Mr. Fusco is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants.  He served on the Board for the Knoxville Chapter of Financial Executives International as Treasurer from July 2012 to June 2014.

Mr. Fusco has extensive with the Company and its operations, as well as significant experience relating to accounting and other financial matters affecting the theater exhibition marketplace.

3. Scott Rosenblum

Scott Rosenblum, 67, will be also be serving, following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the Company’s Secretary.  Prior to the effective time of the merger, Mr. Rosenblum did not have any affiliation with the Company.

Mr. Rosenblum has been a member of the Board of Directors of Cineworld since February 2014.  Previously, Mr. Rosenblum served as a member of the Supervisory Board of Cinema City International N.V. (“CCI”), from 2004 until 2014, and was appointed Chairman of the Supervisory Board of CCI in November 2011.

Mr. Rosenblum is a licensed as a lawyer and is admitted to the New York Bar Association.  For the past 20 years, Mr. Rosenblum has been a partner in the law firm of Kramer Levin Naftalis & Frankel LLP, New York, and was Managing Partner between 1994 and 2000.  Mr. Rosenblum is on the Executive Committee of Kramer Levin Naftalis & Frankel LLP and is Co-Chairman of its Corporate Department.  In addition, Mr. Rosenblum is currently a Director of Investec USA Holdings Corp and Investec Securities (US) LLC.  Mr. Rosenblum is a graduate of Dartmouth College and the University of Pennsylvania Law School.  Mr. Rosenblum has extensive experience of management of an international law firm and of corporate governance and disclosure matters.  In addition, he has extensive experience and expertise in areas of general corporate and securities law, corporate finance, mergers and acquisitions and joint ventures.

Officers

Each of Amy E. Miles, Gregory W. Dunn, Peter B. Brandow and David H. Ownby have delivered letters of resignation pursuant to the terms of certain separation agreements with respect to their positions as executive officers of the Company, to be effective immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.  The resigning officers will receive severance benefits under the separation agreements generally consistent with those set forth in their respective employment agreements, copies of which were previously filed with the SEC. The Board of Directors has appointed the following individuals to serve as executive officers of the Company, effective as of immediately following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017: Nisan Cohen, as President and Chief Executive Officer, and Vincent Fusco, as Senior Vice President, Chief Financial Officer and Treasurer.  Biographical information regarding Mr. Cohen and Mr. Fusco is set forth above in this Item 5.02 of this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, and such amended and restated certificate of incorporation and amended and restated bylaws became the certificate of incorporation and bylaws, respectively, of the Company (as the surviving corporation).  A copy of the second amended and restated certificate of incorporation and a copy of the bylaws of the Company (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of December 5, 2017, among Regal Entertainment Group, Cineworld Group plc, Crown Intermediate Holdco, Inc. and Crown Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 5, 2017).*

3.1	Second Amended and Restated Certificate of Incorporation of Regal Entertainment Group

3.2	Bylaws of Regal Entertainment Group

*                 Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: February 28, 2018	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President and Chief Financial Officer